Exhibit 99.1

Ultralife Corporation Acquires Excell Battery Group

Advances Ultralife’s Commercial Revenue Diversification Strategy

NEWARK, N.Y. – December 14, 2021 -- Ultralife Corporation (NASDAQ: ULBI) has acquired all of the outstanding shares of Excell Battery Group (“Excell”) for $23.5 million in cash, subject to customary working capital and net cash adjustments.

Based in Canada with U.S. operations, Excell is a leading independent designer and manufacturer of high-performance smart battery systems, battery packs and monitoring systems to customer specifications. Excell serves a variety of industrial markets including downhole drilling, OEM industrial and medical devices, automated meter reading, and mining, marine and other mission critical applications which demand uncompromised safety, service, reliability and quality. For the trailing twelve-month period ended November 30, 2021, Excell generated revenues of $21.2 million. The transaction is expected to be accretive on an EPS basis within twelve months.

“Acquisitions have been and remain an important component of our strategy to diversify commercial revenue and expand the end markets we serve. With this transaction, we are advancing that strategy while adhering to our disciplined approach,” said Michael D. Popielec, President and Chief Executive Officer. “Acquiring Excell offers us opportunities to further scale our Battery & Energy Products business and drive the proven operating leverage of our business model, expand into OEM device verticals that we do not presently serve, enhance our contributed value to both our customers and realize cost synergies. Importantly, Excell possesses experienced technical resources which we plan to utilize in progressing our global new product initiatives while adding a complementary line of highly engineered products that are costly to switch out. Finally, with an organizational culture and business model similar to our own, we look forward to a seamless integration process and welcome the Excell Team to Ultralife.”

“Excell Battery is well known among its long-standing customer base for its innovative team, exceptional customer service and quality battery solutions,” said Ian Kane, President and Chief Executive Officer of Excell Battery Group. “In joining Ultralife Corporation, we can both provide our existing customers with a wider range of services and improved resiliency for their supply chains. We are thrilled to have found a partner that shares our operating philosophy and commitment to customer collaboration.”

About Ultralife Corporation

Ultralife Corporation serves its markets with products and services ranging from portable power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe. Headquartered in Newark, New York, the Company's business segments include: Battery & Energy Products and Communications Systems. Ultralife has operations in North America, Europe and Asia. For more information, visit www.ultralifecorp.com.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the impact of COVID-19, potential reductions in revenues from key customers, acceptance of our new products on a global basis and uncertain global economic conditions. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company's analysis only as of today's date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife’s financial results is included in Ultralife’s Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

Company Contact:
Ultralife Corporation
Philip A. Fain
(315) 210-6110
pfain@ulbi.com
Investor Relations Contact:
LHA
Jody Burfening
(212) 838-3777

jburfening@lhai.com